Exhibit 99.1

Prospect Global Schedules Investor and Analyst Day for July 22nd in New York

Prospect to Release Pre-Feasibility Study Results

DENVER, CO, July 8, 2013 — Prospect Global Resources, Inc. (NASDAQ: PGRX) announced today its Investor/Analyst luncheon will take place on July 22nd, 2013 in New York City.  The Company will discuss and review its Pre-Feasibility Study results, which it plans to release prior to July 22nd.

When:	July 22nd, 2013 at 1200pm (EST)
Where:	21 Club
21 West 52nd Street
New York, New York 10019

About Prospect Global Resources Inc.

Prospect Global Resources Inc. is a Denver-based company engaged in the exploration and development of a potash mine located in the Holbrook Basin of eastern Arizona. Prospect Global’s stock is traded on the NASDAQ Capital Market under the ticker symbol PGRX.

Regarding Forward-Looking Statements

With the exception of historical matters, the matters discussed in this press release include forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements regarding current and future classification of Prospect Global’s potash resources, development of its potash resources and potash mining facility, and the Pre-Feasibility Study.  Factors that could cause actual results to differ materially from projections or estimates include, among others, potash prices, economic and market conditions, and the additional risks described in Prospect Global’s filings with the SEC, including Prospect Global’s Annual Report on Form 10-K for the year ended March 31, 2012. Most of these factors are beyond Prospect Global’s ability to predict or control. The forward-looking statements are made as of the date hereof and, except as required under applicable securities legislation, Prospect Global does not assume any obligation to update any forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements.

Additional details about Prospect Global Resources Inc. can be viewed at the Company’s website, www.prospectgri.com.

For further information, please contact:

Mr. Gregory Dangler, CFO

+1 (303) 990-8444